UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2014

PACWEST BANCORP

(Exact name of registrant as specified in its charter)

Delaware	00-30747	33-0885320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10250 Constellation Blvd., Suite 1640 Los Angeles, CA 90067
(Address of principal executive offices) (Zip Code)
(310) 286-1144
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment on Form 8-K/A amends the Current Report on Form 8-K (the “Original 8-K”) filed by PacWest Bancorp (the “Company”) on April 9, 2014, reporting under Item 2.01 the completion of its previously announced merger (the “merger”) with CapitalSource Inc. (“CSE”). Under Item 9.01 of the Original 8-K, the Company stated that (a) the financial statements of the business acquired would be filed by amendment no later than 71 days following the date that the Original 8-K was required to be filed, and (b) pro forma financial information would be filed by amendment no later than 71 days following the date that the Original 8-K was required to be filed.

Item 9.01.                                        Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired

The consolidated balance sheets of CapitalSource Inc. as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2013, as well as the accompanying notes thereto, are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(b)  Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Financial Statements of the Company and CSE, as of and for the year ended December 31, 2013, reflecting the merger, are attached hereto as exhibit 99.2 and incorporated herein by reference.

(d)  Exhibits

Exhibit No.	Description
23.1	Consent of Ernst & Young LLP
99.1

Consolidated balance sheets of CapitalSource Inc. as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and the accompanying notes thereto

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of PacWest Bancorp and CapitalSource Inc. as of and for the year ended December 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACWEST BANCORP
Dated: June 6, 2014
	By:	/s/ Lynn M. Hopkins
	Name:	Lynn M. Hopkins
	Title:	Executive Vice President